Exhibit 10.10

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

GRANTED UNDER

BIOVERATIV INC. 2017 NON-EMPLOYEE DIRECTORS EQUITY PLAN

1.                                      Grant of Options

Bioverativ Inc. (the “Company”) hereby grants on [date] (the “Grant Date”) to [name], a Non-Employee Director of the Company (the “Participant”) pursuant to the Bioverativ Inc. 2017 Non-Employee Directors Equity Plan (the “Plan”) a nonqualified stock option (the “Stock Option” or the “Award”).  Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of [number of shares to be determined at date of grant] shares of common stock of the Company (the “Shares”) at [$Price] per Share, which is equal to the Fair Market Value of the Shares on the date of grant of this Stock Option.  The latest date on which this Stock Option, or any part thereof, may be exercised is [expiration date to be determined at date of grant] (the “Expiration Date”).  The Stock Option evidenced by this Agreement is intended to be, and is hereby designated, a nonqualified option, that is, an option that does not qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time.  All initially capitalized terms used in this Agreement will have the meaning specified in the Plan, unless another meaning is specified herein.

2.                                      Exercisability of Stock Option

A.                                    The Participant shall have a nonforfeitable right to exercise this Stock Option from and after the Vesting Date (as defined below), except as otherwise provided herein or determined by the Committee in its sole discretion.  No portion of this Stock Option shall become vested on the Vesting Date unless the Participant is then, and since the Grant Date has continuously been, serving as a Non-Employee Director of the Company.  If the Participant ceases to serve as a Non-Employee Director of the Company for any reason prior to the Vesting Date, any then outstanding and unvested portion of the Stock Option shall be automatically and immediately forfeited and terminated, except as otherwise provided in this Agreement and the Plan.

B.                                    This Stock Option shall become vested [vesting increments to be determined at date of grant] of the Grant Date (the “Vesting Date”).

C.                                    Except as otherwise provided in the Plan or determined by the Committee, upon termination of the Participant’s service as a Non-Employee Director of the Company prior to the Vesting Date (i) for any reason other than Retirement, death or Disability, the unvested portion of this Stock Option shall be forfeited, and (ii) by reason of the Participant’s Retirement, death or Disability, this Stock Option shall become vested as of such date and shall remain exercisable until the earlier of: (a) three (3) years following the date of such separation of service and (b) the Expiration Date.  Notwithstanding anything in this Section 2.C to the contrary, upon the Participant’s termination of service from the Board For Cause, each outstanding Stock Option, whether vested or unvested, shall be cancelled as of the date of such termination of service.

3.                                      Exercise of Stock Option

A.                                    Each election to exercise this Stock Option shall be made in accordance with such rules and procedures as the broker or other third-party administrator retained in connection with the administration of the Plan shall prescribe or in accordance with such other procedures as the Committee may determine.  This election shall be made by the Participant or the Participant’s executor, administrator or legally appointed representative (in the event of the Participant’s incapacity), or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), accompanied by payment in full as provided in the Plan.  Subject to the further terms and conditions provided in the Plan, the purchase price may be paid in whole or in part in cash or by means of a cashless exercise by withholding that number of shares of Common Stock whose Fair Market Value is equal to the aggregate exercise price of the Options being exercised.  In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

B.                                    On the Expiration Date on which a vested Stock Option is scheduled to terminate in accordance with the terms of the Stock Option, if the Stock Option is unexercised and the per share exercise price is less than the closing price of the Common Stock on that date, the vested Stock Option will be deemed to have been exercised at the close of business on that date.  As promptly as practicable thereafter, the Company will deliver to the Participant that number of shares subject to the vested Stock Option less the number of shares with a value that is equal to the aggregate Fair Market Value of (1) the aggregate exercise price of the vested Stock Option and (2) the amount necessary to satisfy any required withholding of taxes or social insurance contributions.

4.                                      Cancellation and Rescission of Awards

The Committee may cancel, rescind, withhold or otherwise limit or restrict this Stock Option at any time prior to exercise if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.

5.                                      No Voting Rights/Dividends

This Stock Option shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers to the Participant shares of Common Stock.  The Participant is not entitled to vote any Common Stock by reason of the granting or vesting of this Stock Option or to receive or be credited with any dividends declared and payable on any share of Common Stock underlying this Stock Option prior to its exercise with respect to such share.

6.                                      Taxes

The Participant is solely responsible for the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

7.                                      Provisions of the Plan

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference, and in the event of any inconsistency or conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.  A copy of the Plan as in effect on the Grant Date has been made available to the Participant.

8.                                      No Right to Continued Service

The grant of the Award shall not confer upon any Participant any right with respect to the continuation of service as member of the Board or interfere in any way with the right of the Company or its stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law

9.                                      No Rights as a Stockholder

The Participant shall not have any rights as a stockholder with respect to any Shares (including dividend or voting rights) to be issued under this Stock Option until he or she becomes the holder of such Shares.

10.                               Governing Law

The provisions of this Stock Option shall be governed by and interpreted in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

Bioverativ Inc.

Luci Celona
EVP, Human Resources